                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 29, 1997

                               THE MNI GROUP INC.
               (Exact name of Registrant as specified in charter)

    New Jersey                      0-18349                         22-2380325
 (State or other              (Commission File No.)               (IRS Employer
 jurisdiction of                                                  Identification
  incorporation)                                                     Number)

10 West Forest Avenue, Englewood, New Jersey                          07631
  (Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (201) 569-1188

Item 7. Financial Statements and Exhibits.

          (a) Financial Statements of KOS.

              (i)     Report of Lipner, Gordon & Co. LLP, independent auditors;

              (ii) Balance Sheets of K.O.S. Industries, Inc. ("KOS") as of December 31, 1996 and 1995;

              (iii) Statements of Operations of KOS for the years ended December 31, 1996 and 1995;

              (iv) Statements of Stockholders' Deficiency for the years ended December 31, 1996 and 1995;

              (v) Statements of Cash Flows of KOS for the years ended December 31, 1996 and 1995; and

              (vi)    Notes to Financial Statements.

          (b) Pro Forma Financial Information.

              (i) Pro Forma Consolidating Balance Sheet (unaudited) as of January 31, 1997;

              (ii) Pro Forma Consolidating Statement of Operations (unaudited) for the years ended January 31, 1997 and 1996;

              (iii) Pro Forma Consolidating Statement of Stockholders' Deficiency (unaudited) for the years ending January 31, 1997 and 1996;

              (iv) Pro Forma Consolidating Statement of Cash Flows (unaudited) for the years ended January 31, 1997 and 1996;


              (v)     Notes (unaudited) to Pro Forma Financial Information;

              (vi)    Introduction to Pro Forma Financial Statements
                      (unaudited);

              (vii) Pro Forma Consolidating Balance Sheet (unaudited) as of July 31, 1997; and

              (viii) Pro Forma Consolidating Statement of Operations (unaudited) for the six months ended July 31, 1997.

          (c) Exhibits.

              (i) Agreement and Plan of Merger and Reorganization dated as of July 7, 1997 by and among The MNI Group Inc., MNI ViaSub Inc. and K.O.S. Industries, Inc.*

              (ii) Employment Agreement dated as of July 7, 1997 between The MNI Group Inc. and Elliot Elrod*

              (iii) Option Agreement dated as of July 7, 1997 between The MNI Group Inc. and Elliot Elrod*

              (iv) Voting and Share Disposition Agreement dated as of July 7, 1997 among Arnold Gans, Myra Gans, LN Investment Capital Limited Partnership, Elliot Elrod, Phillip B. Donenburg and The MNI Group Inc.*


-----------------
* Heretofore filed.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
K.O.S. Industries, Inc.

         We have audited the accompanying balance sheets of K.O.S. Industries, Inc. as of December 31, 1996 and 1995, the related comparative statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of K.O.S. Industries, Inc. as of December 31, 1996 and 1995 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared on the assumption that K.O.S. Industries, Inc. will continue as a going concern. The Company's ongoing losses and limited cash raise substantial doubt about its ability to continue as a going concern. Management's actions in regard to this matter are discussed in Note 1 to the financial statements. The financial statements do not include any adjustments relating to the recoverability or reclassification of any asset or liability that might result from the outcome of this uncertainty.

                                                    /s/ LIPNER, GORDON & CO. LLP

Great Neck, NY
November 11, 1997

                             K.O.S. INDUSTRIES, INC.

                                  BALANCE SHEET

                                     ASSETS

                                                                        December 31,
                                                                  ----------------------
                                                                  1996              1995
                                                                  ----              ----
Current assets:
  Cash                                                         $  7,000           $  6,000
                                                               --------           --------
  Accounts receivable                                           143,400             94,300
  Less: allowance for doubtful accounts                          (5,100)           (10,200)
                                                               --------           --------
  Accounts receivable - net                                     138,300             84,100
                                                               --------           --------
  Inventories (Note 2)                                          117,700             82,900
                                                               --------           --------
      Total current assets                                      263,000            173,000
                                                               --------           --------
Other assets:
  Security deposits                                                 300                300
                                                               --------           --------
                                                                    300                300
                                                               --------           --------
                                                               $263,300           $173,300
                                                               ========           ========

                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
  Accounts payable                                             $223,500           $118,700
  Accrued expenses and other liabilities                          5,700             11,200
  Loans payable (Note 3)                                         71,900             64,400
                                                               --------           --------
      Total current liabilities                                 301,100            194,300
                                                               --------           --------
Stockholders' deficiency:
  Common stock, no par value; 30,000 shares authorized,
    1,200 shares issued and outstanding                           1,200              1,200
  Accumulated deficit                                           (39,000)           (22,200)
                                                               --------           --------
                                                                (37,800)           (21,000)
                                                               --------           --------
                                                               $263,300           $173,300
                                                               ========           ========


    The accompanying notes are an integral part of the financial statements.

                             K.O.S. INDUSTRIES, INC.

                             STATEMENT OF OPERATIONS

                                                             Year Ended
                                                            December 31,
                                                       ----------------------
                                                       1996              1995
                                                       ----              ----
Sales                                                $877,100          $678,200
                                                     --------          --------
Cost of sales and operating expenses:
  Cost of merchandise sales                          567,800           418,200
  Selling, general and administrative expenses       320,100           259,300
  Advertising expense (Note 2)                           -               1,500
                                                    --------          --------
Total cost of sales and operating expenses           887,900           679,000
                                                    --------          --------
Operating (loss)                                   (  10,800)        (     800)
                                                    --------          --------
Other income (expense):
  Interest expense                                 (   6,000)        (   5,200)
                                                    --------          --------
Total other income (expense)                       (   6,000)        (   5,200)
                                                    --------          --------
(Loss) from operations                             (  16,800)        (   6,000)
Provision for income taxes (Note 6)                       -                 -
                                                     --------          ------
Net (loss)                                         ($ 16,800)        ($  6,000)
                                                    ========          ========
Net (loss)per share                                ($  14 00)        ($   5 00)
                                                    ========          ========
Weighted average number of shares outstanding          1,200             1,200
                                                     =======           =======


    The accompanying notes are an integral part of the financial statements.

                             K.O.S. INDUSTRIES, INC.

                      STATEMENT OF STOCKHOLDERS' DEFICIENCY

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                     Common Stock
                                               ------------------------
                                               Shares            Amount
                                               ------            ------
Common stock, balance, January 1, 1995           1,200          $  1,200
                                              --------          --------
Balance, December 31, 1995                       1,200             1,200
                                              --------          --------
Balance, December 31, 1996                       1,200          $  1,200
                                              ========          ========

                                                                Accumu-
                                                                 lated
                                                                Deficit
                                                                -------
Balance, January 1, 1995                                      ($ 16,200)
  Net (loss)                                                  (   6,000)
                                                               --------
Balance, December 31, 1995                                    (  22,200)
Net (loss)                                                    (  16,800)
                                                               --------
Balance, December 31, 1996                                    ($ 39,000)
                                                               ========


    The accompanying notes are an integral part of the financial statements.

                             K.O.S. INDUSTRIES, INC.

                             STATEMENT OF CASH FLOWS

                                                                       Year Ended
                                                                      December 31,
                                                                 -----------------------
                                                                 1996               1995
                                                                 ----               ----
Cash flows from operating activities:
  Net (loss)                                                  ($ 16,800)         ($  6,000)
  Adjustments to reconcile net (loss) to net cash
    provided (used) by operating activities:
    Changes in working capital items:
      (Increase) decrease in net accounts receivable          (  54,200)            20,700
      (Increase) decrease in inventories                      (  34,800)             5,700
      Increase (decrease) in accounts payable and other
        liabilities                                              99,300          (  20,600)
                                                               --------           --------
Net cash (used) by operating activities                       (   6,500)         (     200)
                                                               --------           --------
Cash flows from financing activities:
  Increase in loan payable - officer (net)                        7,500              9,500
                                                               --------           --------
Net cash provided by financing activities                         7,500              9,500
                                                               --------           --------
Increase in cash and cash equivalents                             1,000              9,300
Cash, beginning of year                                           6,000          (   3,300)
                                                               --------           --------
Cash, end of year                                              $  7,000           $  6,000
                                                               ========           ========
Supplemental information:
  Cash expended for:
    Interest expense                                           $  6,000           $  5,200
                                                               ========           ========
    Federal income taxes                                       $    -             $    -
                                                               ========           ========

    The accompanying notes are an integral part of the financial statements.

                             K.O.S. INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1.   Organization and Business

     K.O.S. Industries, Inc. (KOS), a corporation organized in 1984, is engaged in the development and distribution of pet care items. Rapid growth led the Company to expand its product line and its distribution channels which now include pet stores, catalogs, hardware and grocery stores and television shopping networks.

     In July 1997 (effective as of August 1, 1997), the Company consummated a merger with The MNI Group, Inc. (MNI), a publicly held corporation, whereby it exchanged all of its outstanding common stock for 600,000 shares of MNI common stock. MNI files reports under the Securities Act of 1934.

     In addition, KOS's key employees were granted a total of 900,000 options to purchase MNI stock. Such options will vest over a period of five years and will expire on December 31, 2001.

2.   Significant Accounting Policies

     Inventories - Inventories, which consist primarily of purchased finished goods, are stated at the lower of cost or market using the "first-in, first-out" (FIFO) cost method.

     Income taxes - the Company has adopted FASB 109 in accounting for its income taxes. See Note 6.

     Advertising expense - The Company expenses advertising costs as incurred.

     Revenue recognition - The Company recognizes revenue when its products are shipped from the warehouse.

     Use of estimates - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Loans Payable

     Loans payable to officers consist of a line of credit obtained through one of the officers, and subsequently assigned to the Company, and guaranteed by it. This line of credit expires on June 2, 2004, and carries an annual interest rate of 8.25%. The Company draws from and repays this line of credit as cash flows permit. As of December 31, 1996 and 1995, the balances of this loan were $66,500 and $59,000, respectively.

     In addition, officers have made non-interest-bearing advances of $5,400.

                             K.O.S. INDUSTRIES, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1996 AND 1995

4.   Lease Commitments

     The Company leases its office facility under a noncancellable lease expiring on March 31, 1998. The lease calls for a minimum annual rent of $7,020 plus applicable local taxes not presently determinable.

5.   Commitments and Contingencies

     The Company's pet products are produced by third parties in various plants under applicable government regulations. The Company depends upon its vendors to comply with such regulations. Failure by such vendors to comply with the applicable regulations could result in fines and/or seizure of the products. The Company is not presently a party to any lawsuits. In addition, it has no commitments to its vendors for the purchase of either raw materials or finished product.

6.   Income Taxes

     The Company has net operating loss carryforwards of approximately $39,000 at December 31, 1996, which are available to reduce income otherwise subject to federal income tax through 2011. The utilization of these losses is subject to various limitations imposed by the Internal Revenue Code.

     The Company has adopted FASB 109 in accounting for its income taxes. However, due to the operating losses mentioned above and the uncertainties regarding their utilization in the future, the implementation of FASB 109 has no effect on the Company's financial statements. A valuation allowance of 100% has been applied to any possible benefits arising from the use of such net operating losses in future years.

                               THE MNI GROUP, INC.

                      PRO-FORMA CONSOLIDATING BALANCE SHEET

                                JANUARY 31, 1997

                                   (UNAUDITED)

                                     ASSETS

                                                                                                                  Consoli-
                                                                             KOS                                   dated
                                                        The MNI             Indus-                                 Balance
                                                         Group,             tries                Adjust-            Sheet
                                                          Inc                Inc                  ments          (Pro Forma)
                                                        -------             -----                -------         -----------
Current assets:
  Cash                                                 $ 13,000           $  7,000                 $    -         $ 20,000
                                                       --------           --------                                --------
  Accounts receivable                                   127,200            143,400                                 270,600
  Less: allowance for doubtful accounts               (   1,300)         (   5,100)                              (   6,400)
                                                       --------           --------                                --------
  Accounts receivable - net                             125,900            138,300                                 264,200
                                                       --------           --------                                --------
  Inventories (Note 2)                                   61,400            117,700                                 179,100
  Other current assets                                   11,900                -                                    11,900
                                                       --------           --------                                --------
      Total current assets                              212,200            263,000                                 475,200
                                                       --------           --------                                --------
Furniture, fixtures, and leasehold improvements
   (Notes 2 and 3):
  Furniture and fixtures                                116,000                -                                   116,000
  Less: accumulated depreciation                      ( 113,100)               -                                 ( 113,100)
                                                       --------           --------                                --------
                                                          2,900                -                                     2,900
                                                       --------           --------                                --------
Other assets:
  Security deposits                                      15,500                300                      -           15,800
  Investment in subsidiary
                                                            -                   -           (1) ( 300,000)
                                                                                            (2) ( 300,000)              -
  Goodwill                                                  -                   -           (2)    315,000          315,000
  Less: accumulated amortization                            -                   -           (3) (  15,800)       (  15,800)
                                                       --------            --------              --------         --------
                                                         15,500                 300                299,200          315,000
                                                       --------            --------               --------         --------
                                                       $230,600            $263,300               $299,200         $793,100
                                                       ========            ========               ========         ========

                               THE MNI GROUP, INC.

                      PRO-FORMA CONSOLIDATING BALANCE SHEET

                                JANUARY 31, 1997

                                   (UNAUDITED)

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                                                                                 Consoli-
                                                                                     KOS                          dated
                                                                   The MNI         Indust-                       Balance
                                                                    Group,          ries           Adjust-        Sheet
                                                                     Inc            Inc             ments      (Pro Forma)
                                                                   --------       --------         -------     ----------
Current liabilities:
  Accounts payable                                                $   92,600      $223,500           $  -       $  316,100
  Accrued expenses and other liabilities                             308,300         5,700              -          314,000
  Notes payable - short-term portion (Note 4)                         35,700           -                -           35,700
  Loans payable - officers (Note 4)                                   71,100        71,900              -          143,000
                                                                  ----------      --------         --------     ----------
      Total current liabilities                                      507,700       301,100              -          808,800
                                                                  ----------      --------         --------     ----------
Notes payable (net of short-term portion)(Note 4)                    113,700           -                -          113,700
Excess of purchase price over basis of assets acquired (net
  of amortization)                                                   159,600           -                -          159,600
                                                                  ----------      --------         --------     ----------
                                                                     273,300           -                -          273,300
                                                                  ----------      --------         --------     ----------
Stockholders' deficiency (Note 6):
  Common stock, no par value, 10,000,000 shares                                               (1)   300,000
    authorized; 4,528,643 shares issued and                                          1,200    (2) (   1,200)     7,548,900
    outstanding at January 31, 1997                                7,248,900                  (2)    16,200
  Accumulated deficit                                            ( 7,799,300)    (  39,000)   (3) (  15,800)   ( 7,837,900)
                                                                  ----------      --------         --------     ----------
                                                                 (   550,400)    (  37,800)         299,200    (   289,000)
                                                                  ----------      --------         --------     ----------
                                                                  $  230,600      $263,300         $299,200     $  793,100
                                                                  ==========      ========         ========     ==========

                               THE MNI GROUP, INC.

                 PRO-FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                      YEARS ENDED JANUARY 31, 1997 AND 1996

                                   (UNAUDITED)

                                                               January 31, 1997
                                         ---------------------------------------------------------
                                                                                          Consoli-
                                                                                           dated
                                                             KOS                         Statement
                                           The MNI          Indus-                       of Opera-
                                            Group           tries          Adjust-         tions
                                             Inc             Inc            ments       (Pro Forma)
                                          ----------       --------       --------       ----------
Sales                                     $1,032,900       $877,100       $    -         $1,910,000
                                          ----------       --------       --------       ----------
Cost of sales and operating expenses:
  Cost of merchandise sales                  600,700        567,800                       1,168,500
  Selling, general and ad-                                                      (3)
    ministrative expenses                    428,000        320,100          7,900          756,000
  Advertising expense                            -              -              -                -
  Research and development (Note 2)              -              -              -                -
                                          ----------       --------       --------       ----------
Total cost of sales and operating
  expenses                                 1,028,700        887,900          7,900        1,924,500
                                          ----------       --------       --------       ----------
Operating income (loss)                        4,200      (  10,800)     (   7,900)     (    14,500)
                                          ----------       --------       --------       ----------
Other income (expense):
  Interest expense                       (    20,400)     (   6,000)            -       (    26,400)
                                          ----------       --------       --------      -----------
Total other income (expense)             (    20,400)     (   6,000)            -       (    26,400)
                                          ----------       --------       --------      -----------
Income (loss) from operations            (    16,200)     (  16,800)     (   7,900)     (    40,900)
Provision for income taxes (Note 7)               -              -              -                -
                                          ----------       --------       --------       ----------
Net income (loss)                        ($   16,200)     ($ 16,800)     ($  7,900)     ($   40,900)
                                          ==========       ========       ========       ==========
Net income (loss) per share (Note 8)      $       -        $     -        $     -       ($       01)
                                          ==========       ========       ========      ===========
Weighted average number of shares
  outstanding                              3,928,643            -          600,000        4,528,643
                                           =========       ========        =======      ===========


                                                            January 31, 1996
                                        ---------------------------------------------------------
                                                                                         Consoli-
                                                                                          dated
                                                             KOS                        Statement
                                          The MNI           Indus-                      of Opera-
                                           Group            tries        Adjust-          tions
                                            Inc              Inc          ments        (Pro Forma)
                                        ----------        --------      --------       -----------
Sales                                   $1,320,500        $678,200      $    -         $1,998,700
                                        ----------        --------      --------       ----------
Cost of sales and operating expenses:                      418,200                      1,235,500
  Cost of merchandise sales                817,300
  Selling, general and ad-                                                    (3)
    ministrative expenses                  472,000         259,300         7,900          739,200
  Advertising expense                        4,900           1,500           -              6,400
  Research and development (Note 2)            -               -             -                -
                                        ----------        --------      --------       ----------
Total cost of sales and operating
  expenses                               1,294,200         679,000         7,900        1,981,100
                                        ----------        --------      --------       ----------
Operating income (loss)                     26,300       (     800)    (   7,900)          17,600
                                        ----------        --------      --------       ----------
Other income (expense):
  Interest expense                     (    21,000)      (   5,200)           -       (    26,200)
                                        ----------        --------      --------       ----------
Total other income (expense)           (    21,000)      (   5,200)           -       (    26,200)
                                        ----------        --------      --------       ----------
Income (loss) from operations                5,300       (   6,000)    (   7,900)     (     8,600)
Provision for income taxes (Note 7)            -               -             -                -
                                        ----------        --------      --------       ----------
Net income (loss)                       $    5,300       ($  6,000)    ($  7,900)     ($    8,600)
                                        ==========        ========      ========       ==========
Net income (loss) per share (Note 8)    $      -          $    -        $    -         $      -
                                        ==========        ========      ========       ==========
Weighted average number of shares
  outstanding                            3,710,709             -         600,000        4,310,709
                                         =========        ========       =======       ==========

                               THE MNI GROUP, INC.

          PRO-FORMA CONSOLIDATING STATEMENT OF STOCKHOLDERS' DEFICIENCY

                      YEARS ENDED JANUARY 31, 1997 AND 1996

                                   (UNAUDITED)

                                                           The MNI Group, Inc               KOS Industries, Inc
                                                       -------------------------           --------------------
                                                             Common Stock                      Common Stock
                                                       -------------------------           --------------------
                                                         Shares         Amount             Shares       Amount
                                                       ---------      ----------           ------      --------
Common stock, balance, February 1, 1995                3,710,709      $7,238,900            1,200      $  1,200
Issuance of shares to acquire KOS
  Industries, Inc.                                       600,000         300,000              -             -
                                                       ---------      ----------          -------      --------
Balance, January 31, 1996                              4,310,709       7,538,900            1,200         1,200
Adjustment for conversion of pre-IPO shares              117,934             -                -             -
Issuance of shares for services                          100,000          10,000              -             -
                                                       ---------      ----------          -------      --------
Balance, January 31, 1997                              4,528,643      $7,548,900            1,200      $  1,200
                                                       =========      ==========          =======      ========
                                                                      Accumulated                    Accumulated
                                                                        Deficit                        Deficit
                                                                     ------------                    -----------
Balance, February 1, 1995                                            ($7,788,400)                     ($ 16,200)
Elimination due to acquisition by MNI Group, Inc.:
  Net income (loss)                                                        5,300                      (   6,000)
                                                                      ----------                       --------
Balance, January 31, 1996                                            ( 7,783,100)                     (  22,200)
Net (loss)                                                           (    16,200)                     (  16,800)
                                                                      ----------                       --------
Balance, January 31, 1997                                            ($7,799,300)                     ($ 39,000)
                                                                      ==========                       ========


                                                                                         Consolidated Statement
                                                                                            of Stockholders'
                                                               Adjustments                     Deficiency
                                                        -------------------------       -----------------------
                                                              Common Stock                    Common Stock
                                                        -------------------------       -----------------------
                                                          Shares         Amount          Shares        Amount
                                                        ---------      ----------       ---------    ----------
Common stock, balance, February 1, 1995                 (  1,200)      ($  1,200)       3,710,709    $7,238,900
Issuance of shares to acquire KOS
  Industries, Inc.                                            -               -           600,000       300,000
                                                         --------        --------       ---------    ----------
Balance, January 31, 1996                              (   1,200)      (   1,200)       4,310,709     7,538,900
Adjustment for conversion of pre-IPO shares                  -               -            117,934          -
Issuance of shares for services                              -               -            100,000        10,000
                                                        --------        --------        ---------    ----------
Balance, January 31, 1997                              (   1,200)      ($  1,200)       4,528,643    $7,548,900
                                                        ========        ========        =========    ==========

                                                                                                    Accumulated
                                                                       Adjustments                    Deficit
                                                                       -----------                  ------------
Balance, February 1, 1995                                               $ 16,200                    ($7,788,400)
Elimination due to acquisition by MNI Group, Inc.:
  Net income (loss)                                                    (   7,900)                   (     8,600)
                                                                        --------                     ----------
Balance, January 31, 1996                                                  8,300                    ( 7,797,000)
Net (loss)                                                             (   7,900)                   (    40,900)
                                                                        --------                     ----------
Balance, January 31, 1997                                               $    400                    ($7,837,900)
                                                                        ========                     ==========

                               THE MNI GROUP, INC.

                 PRO-FORMA CONSOLIDATING STATEMENT OF CASH FLOWS

                      YEARS ENDED JANUARY 31, 1997 AND 1996

                                   (UNAUDITED)

                                                                   January 31, 1997
                                              ------------------------------------------------------------
                                                                                                Consoli-
                                                                                                 dated
                                                                  KOS                          Statement
                                                 The MNI         Indus-                        of Opera-
                                                  Group          tries           Adjust-         tions
                                                   Inc            Inc             ments       (Pro Forma)
                                              ------------      ---------       ---------     ------------
Cash flows from operating activities:
  Net income                                                                          (3)
    (loss)                                    ($   16,200)     ($ 16,800)      ($  7,900)    ($   40,900)
  Adjustments to reconcile net income
   (loss) to net cash provided (used) by
   operating activities:
    Depreciation and                                                                     (3)
      amortization                            (     2,600)           -             7,900           5,300
    Changes in working capital items:
      (Increase) decrease in accounts
        receivable                                    300      (  54,200)            -         (  53,900)
      (Increase) decrease in
        inventories                                22,700      (  34,900)            -         (  12,200)
      (Increase) decrease in other
        current assets                              4,500            -               -             4,500
      (Increase) decrease in security
        deposits                                      -              -               -                 -
      Increase (decrease) in accounts
        payable and other liabilities         (    35,800)        99,400             -            63,600
                                               ----------        --------        --------      ----------
Net cash provided (used) by operating
  activities                                  (    27,100)     (   6,500)            -         (  33,600)
                                               ----------       --------         --------     ----------
Cash flows from financing activities:
  Repayment of notes payable                  (    52,100)           -               -         (  52,100)
  Increase in loan payable - officer               71,100          7,500             -            78,600
  Shares issued for services                       10,000            -               -            10,000
                                               ----------       --------        --------      ----------
Net cash provided (used) by financing
  activities                                       29,000          7,500             -            36,500
                                               ----------       --------        --------      ----------
Increase (decrease) in cash and cash
  equivalents                                       1,900          1,000             -             2,900
Cash, beginning of year                            11,100          6,000             -            17,100
                                               ----------       --------        --------      ----------
Cash, end of year                              $   13,000       $  7,000        $    -        $   20,000
                                               ==========       ========        ========      ==========
Supplemental information:
  Cash expended for:
    Interest expense                           $   20,400       $  6,000        $    -        $   26,400
                                               ==========       ========        ========      ==========
    Federal income taxes                       $      -         $    -          $    -        $      -
                                               ==========       ========        ========      ==========


                                                                       January 31, 1996
                                                ----------------------------------------------------------
                                                                                                Consoli-
                                                                                                  dated
                                                                    KOS                         Statement
                                                   The MNI         Indus-                       of Opera-
                                                    Group          tries         Adjust-          tions
                                                    Inc             Inc           ments        (Pro Forma)
                                                -----------     ----------      ---------       ----------
Cash flows from operating activities:
  Net income                                                                           (3)
    (loss)                                      $    5,300      ($  6,000)      ($  7,900)    ($    8,600)
  Adjustments to reconcile net income
   (loss) to net cash provided (used) by
   operating activities:
 Depreciation and                                                                      (3)
      amortization                             (     2,000)           -             7,900           5,900
    Changes in working capital items:
      (Increase) decrease in accounts
        receivable                             (    78,700)        20,700)            -       (    58,000)
      (Increase) decrease in
        inventories                                  6,600          5,700             -            12,300
      (Increase) decrease in other
        current assets                         (     1,000)           -               -       (     1,000)
      (Increase) decrease in security
        deposits                               (       500)           -               -       (       500)
      Increase (decrease) in accounts
        payable and other liabilities               68,000      (  20,600)            -            47,400
                                                ----------       --------         --------     ----------
Net cash provided (used) by operating
  activities                                   (     2,300)     (     200)            -       (     2,500)
                                                ----------       --------         --------     ----------
Cash flows from financing activities:
  Repayment of notes payable                   (    17,900)           -               -       (    17,900)
  Increase in loan payable - officer                19,400          9,500             -            28,900
  Shares issued for services                           -              -               -              -
                                                ----------       --------        --------       ---------
Net cash provided (used) by financing
  activities                                         1,500          9,500             -            11,000
                                                ----------       --------        --------       ---------
Increase (decrease) in cash and cash
  equivalents                                  (       800)         9,300             -             8,500
Cash, beginning of year                             11,900      (   3,300)            -             8,600
                                                ----------       --------         --------     ----------
Cash, end of year                               $   11,100       $  6,000        $    -        $   17,100
                                                ==========       ========        ========      ==========
Supplemental information:
  Cash expended for:
    Interest expense                            $   12,600       $  5,200        $    -        $   17,800
                                                ==========       ========        ========      ==========
    Federal income taxes                        $      -         $    -          $    -        $      -
                                                ==========       ========        ========      ==========

                               THE MNI GROUP, INC.

                 PRO-FORMA CONSOLIDATING STATEMENT OF CASH FLOWS

                      YEARS ENDED JANUARY 31, 1997 AND 1996

                                   (UNAUDITED)

                                                                January 31, 1997
                                                --------------------------------------------------
                                                                                          Consoli-
                                                               KOS                         dated
                                                The MNI       Indus-                     Statement
                                                 Group        tries        Adjust-         of Cash
                                                  Inc          Inc          ments          Flows
                                                -------       ------       -------       ----------
Supplemental information (continued):
  Non-cash transactions:
  Pro-forma adjustment re acquisition
   of KOS Industries, Inc.
  Goodwill                                                                 $    -
  Capital stock retired - KOS
    Industries, Inc.                                                            -
  Retained earnings (deficit), KOS
    Industries, Inc.                                                            -
  Capital stock issued - The MNI
    Group, Inc.                                                                 -
                                                                           --------
      Total                                                                $    -
                                                                           ========


                                                                January 31, 1996
                                                --------------------------------------------------
                                                                                          Consoli-
                                                               KOS                         dated
                                                The MNI       Indus-                     Statement
                                                 Group        tries        Adjust-         of Cash
                                                  Inc          Inc          ments          Flows
                                                -------       ------       -------       ----------
Supplemental information (continued):
  Non-cash transactions:
  Pro-forma adjustment re acquisition
   of KOS Industries, Inc.
  Goodwill                                                                 $315,000
  Capital stock retired - KOS
    Industries, Inc.                                                          1,200
  Retained earnings (deficit), KOS
    Industries, Inc.                                                      (  16,200)
  Capital stock issued - The MNI
    Group, Inc.                                                           ( 300,000)
                                                                           --------
      Total                                                                $    -
                                                                           ========

                               THE MNI GROUP, INC.

              NOTES TO PRO-FORMA CONSOLIDATING FINANCIAL STATEMENTS

                                JANUARY 31, 1997

1.   Organization and Business:

        The MNI Group, Inc. (the "Company"), a New Jersey corporation organized in 1981, and its subsidiaries, are engaged in the development, marketing and distribution of a variety of health-related products and programs. The Company and its subsidiaries distribute nutritional support products and programs for weight control, a line of nutritionally-oriented pet products, and over-the-counter household remedies. In February 1992, the company changed its name from Medical Nutrition Inc. to The MNI Group, Inc.

        In May 1993, the Company organized NutraPet Labs, Inc. (NutraPet) for the purpose of developing and marketing pet products. The Company subsequently issued 313,000 shares of NutraPet for $313,000 in a private placement (see details discussed in Note 6).

        The Company's management is continuously seeking additional financing in order to meet its working capital needs and expansion. It is also seeking to expand its exposure in the shop-at-home marketplace and has received initial orders from the Home Shopping Network.

        In July 1997 (effective as of August 1, 1997), the Company consummated a merger with K.O.S. Industries, Inc. (KOS), whereby it exchanged 600,000 shares of its common stock for all of the outstanding shares of KO2S. KOS is a distributor of pet-related products. In addition, KOS's key employees were granted a total of 900,000 options to purchase MNI stock. Such options will vest over a period of five years and will expire on December 31, 2001.

2.   Significant Accounting Policies:

        Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries after elimination of intercompany accounts and transactions. The Company has prepared consolidating financial statements pursuant to Regulation S-X, whereby the results of MNI Group, Inc. have been combined with those of K.O.S. Industries, Inc. All intercompany transactions have been eliminated.

        Inventories - Inventories, which consist primarily of purchased finished goods, are stated at the lower of cost or market using the "first-in, first-out" (FIFO) cost method.

        Furniture, fixtures and leasehold improvements - Furniture, fixtures and leasehold improvements are stated at cost and depreciated over their estimated useful lives using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Expenditures for repairs and maintenance which do not extend the useful life of the property are expensed as incurred. The estimated useful lives of the assets are as follows:

            Furniture and fixtures          5-10 years
            Computers                         5 years
            Leasehold improvement            3-7 years


        Research and development - The Company and its subsidiaries utilize independent third parties to design and test certain products. These expenditures are accounted for as research and development costs and are expensed as incurred.

        Income taxes - The Company has adopted FASB 109 in accounting for its income taxes. See Note 7.

                               THE MNI GROUP, INC.

        NOTES TO PRO-FORMA CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                JANUARY 31, 1997

2.   Significant Accounting Policies (continued):

        Revenue recognition - The Company recognizes revenue when its products are shipped from the warehouse.

        Use of estimates - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Fixed Assets:

        The fixed assets consisted of the following:

        Furniture, fixtures and equipment                      $ 69,300
        Leasehold improvements                                   17,700
        Promotional video                                        29,000
                                                               --------
                                                                116,000
        Less:  accumulated depreciation
          and amortization                                      113,100
                                                               --------
                                                               $  2,900
                                                               ========

4.   Notes Payable:

        In December 1992, LN Investment Capital Limited Partnership (LNIC) advanced $75,000 to the Company. This loan was originally due on July 31, 1993, and, in accordance with the terms of the loan agreement, has subsequently been extended and converted to a demand note, with interest at 10% per annum. In addition, LNIC originally received warrants (which expire in December 2002) to purchase 300,000 shares of the Company's common stock at an exercise price of $.25 per share. Upon the Company's election to extend the note, the warrant exercise prices were reduced and the number of warrants increased as follows:

               Loan
          Extension Date             Warrants               Per share
          --------------             --------               ---------
             7/31/93                  300,000                 $.20
             1/31/94                  500,000                  .15
             7/31/94                  750,000                  .10

        The Company has been accruing interest on this debt at $7,500 per year.

        The chief operating officers of MNI and KOS have made short-term advances to their respective companies totalling $143,000. Interest on these advances has being charged at various rates ranging between 8-1/4% and 18%.

        In November 1991, Family Weight Loss Centers, Inc., (FWLC), (a former subsidiary of MNI), filed a petition for bankruptcy proceedings pursuant to Chapter 7 of the federal bankruptcy statutes. This petition provided for complete liquidation of all of the corporate assets and liabilities.

                               THE MNI GROUP, INC.

        NOTES TO PRO-FORMA CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                JANUARY 31, 1997

4.   Notes Payable (continued):

        Subsequent to the bankruptcy filing, the Company agreed to satisfy an outstanding $4,000,000 obligation, which it had guaranteed as part of the FWLC acquisition, in the form of a term note to a financial institution that is an affiliate of a stockholder of the company by the payment of $125,000, issuance of a three year note in the amount of $125,000, with interest at the bank's prime rate, and the issuance of warrants to purchase 750,000 shares of the Company's common stock at a price of $.01 per share, expiring in February 2002. In February 1995, the Company agreed to liquidate the three year note in the amount of $125,000 by the payment of 42 monthly payments in the amount of $2,976 each plus interest at the prime rate commencing in August 1995. The original three year note bore interest only through that date. Interest on this debt was $7,200 and $10,600 for the years ended January 31, 1997 and 1996.

        A summary of the Company's debt is as follows:

                                        Short-term         Long-term
                                        ----------         ---------
     Due to LN Investment Capital
       Ltd. Partnership                    $     -          $ 75,000
     Due to bank                            35,700            38,700
                                         ---------          --------
                                         $  35,700          $113,700
                                         =========          ========

5.   Lease Commitments:

        The Company leases its office and warehouse facility under a noncancellable lease expiring in December 1999. The minimum annual rental is $60,000 plus applicable escalations and other charges. KOS has entered into a lease for its office located in Scottsdale, AZ expiring on March 31, 1998. The lease calls for a minimum annual rental of $7,020 plus applicable escalations.

        In addition, there may be applicable escalation and other charges not presently determinable.

        Total gross rental expense was approximately $84,200 in 1996, and $81,500 in 1995. In addition, the Company has sub-leased (on a month to month basis) a portion of its facility to various entities at an annual rental income of approximately $56,000 in 1996 and $50,000 in 1995.

6.   Stockholders' Equity:

        In January 1990, the Company adopted its Incentive and Nonqualified Stock Option Plan (the "Plan"), to which options for an aggregate of 175,000 shares of common stock may be granted to key employees and certain other persons. Incentive stock options granted under the Plan must be at a price per share not less than 100% (110% in the case of stockholders who own more than 10% of the outstanding shares) of the fair market value, as defined by the Plan, of the Company's common stock on the date of the grant. The value of incentive stock options granted to one employee may not exceed $100,000 per year. Options cannot be exercised prior to one year or after ten years (five years in the case of a 10% or more stockholder) from the date of the grant. During 1993, the Company issued 50,000 options under this plan, exercisable at $.10 per share. These were subsequently replaced with new options in 1994.

                               THE MNI GROUP, INC.

        NOTES TO PRO-FORMA CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                JANUARY 31, 1997

6.   Stockholders' Equity (continued):

        In March 1990, the Company concluded an initial public offering of 750,000 additional shares, at a price of $3.25 per share. In April 1990, the Company sold an additional 120,000 shares at a price of $3.25 per share under the overallotment provisions of the offering. The Company received $2,332,702 (net of underwriter's fees and registration costs) from this offering. As part of the offering, the underwriter received warrants to purchase 80,000 shares of the Company's common stock which expired in March 1995.

        In March 1992, three officers and directors of the Company were granted options to immediately purchase 125,000 shares each and an additional 150,000 options each to be granted over the next 60 months at a rate of 2,500 per month per officer and director. The options are exercisable at $.10 per share and expire in March 2002. Upon the resignation of one of the officers, 150,000 of the aforementioned additional options were cancelled.

        In September 1992, Michael Connelly was elected chairman of the board and chief executive officer of the Company. His compensation was to have been $7,500 per month, which was to be accrued until such time as funds were available to make payment. During 1994, Mr. Connelly agreed to reduce his annual compensation to $45,000 per annum. Mr. Connelly terminated his compensation agreement with the Company as of January 31, 1995. He assigned his rights to such compensation to Lepercq Capital Management Inc. In addition, he has been granted options and rights identical to those issued in March 1992 to the other officers, which he assigned to LN Investment Capital Limited Partnership (LNIC). LNIC also received an option to purchase 125,000 shares at $.10 per share, which it exercised in October 1992.

        During 1993, the Company issued warrants to purchase 125,000 shares of its common stock in exchange for the elimination of approximately $41,000 of accounts payable. These warrants are exercisable at $.10 per share and expire in February 1999. In addition, 156,500 warrants were issued to a financial advisor as compensation for services rendered in conjunction with the private placement offering of NutraPet. These warrants are exercisable at $.125 per share, and expire in March 1999.

        In May 1993, the Company transferred certain assets related to its pet products business into the subsidiary known as NutraPet, in exchange for 500,000 shares of NutraPet common stock. Subsequently, NutraPet raised $313,000 (before expenses) by the sale of 313,000 common shares (at a price of $1.00 per share) in a private placement offering. Upon completion of the sale of these shares, MNI entered into a management agreement with NutraPet.

        During 1994, an officer of the Company was issued 35,000 fully-vested options at an exercise price of $.10 per share. In addition, 15,000 previously issued options exercisable at a price of $2.00 were cancelled (see above), and 15,000 options subject to a three-year vesting and exercisable at a price of $.10 per share were issued. In addition, consultants to the Company were issued 40,000 options exercisable at $.10 per share which expire March and September 1999.

                               THE MNI GROUP, INC.

        NOTES TO PRO-FORMA CONSOLIDATING FINANCIAL STATEMENTS (CONTINUED)

                                JANUARY 31, 1997

6.   Stockholders' Equity (continued):

        The following is a summary of the outstanding options and warrants:

                              Exercise
     Expiration Date           Price         Options          Warrants
     ---------------          --------       -------          --------
     September 17, 1997         $.10                           275,000
     February 1, 1999            .10                           125,000
     March 1, 1999              .125                           156,500
     March 1, 1999               .10            50,000
     March 8, 1999               .10            24,000
     September 1, 1999           .10            16,000
     December 31, 2001           .50           900,000
     February 1, 2002            .10                           750,000
     March 26, 2002              .10         1,300,000
     December 1, 2002            .10                           750,000
                                             ---------       ---------
                                             2,290,000       2,056,500
                                             =========       =========

7.   Income Taxes:

        The Company and its subsidiaries have net operating loss carryforwards of approximately $4,910,000 at January 31, 1997, which are available to reduce income otherwise subject to federal income tax through 2011. The utilization of these losses is subject to various limitations as imposed by the Internal Revenue Code.

        The effective tax rate for the Company and its subsidiaries differs from the maximum Federal statutory tax rate of 34% due primarily to the Company's inability to carry back operating losses and state income taxes. The company has adopted FASB 109 in accounting for its income taxes. However, due to the operating losses mentioned above and the uncertainties regarding their utilization in the future, the implementation of FASB 109 has no effect on the Company's financial statements. A valuation allowance of 100% has been applied to any possible benefits arising from the use of such net operating losses in future years.

8. Earnings Per Share:

        The Company has not given any consideration to the outstanding options and warrants of its common shares in computing its earnings per share, as the effect would be anti-dilutive.

        The number of shares outstanding have been restated to retroactively include the 600,000 shares issued for the acquisition of KOS. In addition, some of the Company's pre-public offering shareholders never converted their original stock. Such conversions resulted in the issuance of an additional 117,934 shares. All of these shares have been retroactively restated in the computation of earnings per share.

9.   Commitments and Contingencies:

        The Company's food and pet products are produced by third parties in various plants under applicable government regulations. The Company depends upon its vendors to comply with such regulations. Failure by such vendors to comply with the applicable regulations could result in fines and/or seizure of the food products. The Company is not presently a party to any lawsuits. In addition, it has no commitments to its vendors for the purchase of either raw materials or finished product.

                               THE MNI GROUP, INC.

                                JANUARY 31, 1997

10.  Major Customers:

        One customer was responsible for approximately $568,200 and $744,000 in sales for the years ended January 31, 1997 and 1996, representing approximately 30%, and 37% of total sales, respectively. The loss of this customer could have a material adverse impact on the Company.

                 INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

                                  (UNAUDITED)

In July 1997, The MNI Group, Inc. (MNI) consummated a merger with K.O.S. Industries, Inc. (KOS), whereby it exchanged 600,000 shares of its common stock for all of the outstanding shares of KOS. KOS is a distributor of pet-related products. In addition, KOS's key employees were granted a total of 900,000 options to purchase MNI stock. Such options will vest over a period of five years and will expire on December 31, 2001.

The following unaudited proforma financial statements are presented:

Pro-forma consolidating balance sheet as of July 31, 1997 and January 31, 1997, pro-forma consolidating statement of operations for the six months ended
July 31, 1997 and for the year ended January 31, 1997, as if the merger had occurred in 1996 and the consolidated proforma balance sheet had occurred on January 31, 1997.

KOS has a different fiscal year end that does not substantially differ from that of MNI. In compliance with Rule 3A-02 of Regulation S-X issued by the Securities and Exchange Commission, the consolidating statements are presented based on the fiscal year of MNI. No material intervening events occurred to materially affect the financial position or results of operations.

The unaudited consolidating proforma financial information is not necessarily indicative of what MNI's actual results of operations or financial position would have been had the merger been consummated on the dates indicated, nor does it purport to represent MNI's results of operations or financial position for any future period. The results of operations for the period ended July 31, 1997 are not necessarily indicative of the operating results for the full year.

The unaudited proforma financial information should be read in conjunction with the financial statements and notes thereto included in MNI's annual report on Form 10-K for the year ended January 31, 1997, its quarterly report on Form 10-Q for the period ended July 31, 1997, and its report on Form 8-K incorporated herein by reference. In management's opinion, all adjustments necessary to reflect the transactions have been made, and the financial statements and notes thereto included in MNI's annual report on Form 10-K for the year ended January 31, 1997 and its quarterly report on Form 10-Q for the period ended July 31, 1997 are incorporated herein by reference.

                               THE MNI GROUP, INC.

                      PRO-FORMA CONSOLIDATING BALANCE SHEET

                                  JULY 31, 1997

                                   (UNAUDITED)

                                     ASSETS

                                                                                                          Consoli-
                                                                           KOS                            dated
                                                      The MNI             Indus-                          Balance
                                                       Group,             tries           Adjust-         Sheet
                                                        Inc                Inc             ments       (Pro Forma)
                                                     --------          ---------         --------      -----------
Current assets:
  Cash                                               $ 32,200          ($    700)        $    -          $ 31,500
                                                     --------           --------                         --------
  Accounts receivable                                  31,600            108,900                          140,500
  Less: allowance for doubtful accounts                   -            (   8,100)                       (   8,100)
                                                     --------           --------                         --------
  Accounts receivable - net                            31,600            100,800                          132,400
                                                     --------           --------                         --------
  Inventories                                          71,500             79,800                          151,300
  Other current assets                                  4,100                -                              4,100
                                                     --------           --------                         --------
      Total current assets                            139,400            179,900                          319,300
                                                     --------            -------                         --------
Furniture, fixtures, and leasehold improvements       116,000                -                            116,000
  Less: accumulated depreciation                    ( 114,100)               -                          ( 114,100)
                                                     --------           --------                         --------
                                                        1,900                -                              1,900
                                                     --------           --------                         --------
Other assets:
  Security deposits                                    15,500                300              -            15,800
  Investment in subsidiary                                -                  -                                -
  Goodwill                                                -                  -            315,000         315,000
  Less: accumulated amortization                          -                  -          (  19,800)      (  19,800)
                                                     --------           --------         --------        --------
                                                       15,500                300          295,200         311,000
                                                     --------           --------         --------        --------
                                                     $156,800           $180,200         $295,200        $632,200
                                                     ========           ========         ========        ========

                               THE MNI GROUP, INC.

                      PRO-FORMA CONSOLIDATING BALANCE SHEET

                                  JULY 31, 1997

                                   (UNAUDITED)

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                                                                                       Consoli-
                                                                                          KOS                           dated
                                                                      The MNI            Indus-                        Balance
                                                                       Group,            tries          Adjust-         Sheet
                                                                        Inc               Inc            ments       (Pro Forma)
                                                                    ----------         --------       ---------      -----------
Current liabilities:
  Accounts payable                                                  $  107,500         $146,300          $    -      $  253,800
  Accrued expenses and other liabilities                                51,900            5,900                          57,800
  Notes payable - short-term portion                                    35,700           74,500                         110,200
  Loan payable - officer                                                22,100            5,400                          27,500
                                                                    ----------         --------                      ----------
      Total current liabilities                                        217,200          232,100                         449,300
                                                                    ----------         --------                      ----------
Accrued expenses (non-current)                                         275,000              -                           275,000
Notes payable (net of short-term portion)                               92,900              -                            92,900
Excess of basis of assets acquired over purchase price, net
  of amortization                                                      157,400              -                           157,400
                                                                    ----------         --------                      ----------
                                                                       525,300              -                           525,300
                                                                    ----------         --------                      ----------
Stockholders' deficiency:
  Common stock, no par value; 10,000,000 shares authorized,                                             300,000
    4,528,643 shares issued and outstanding                          7,248,900            1,200       (   1,200)      7,548,900
  Accumulated                                                                                            16,200
    deficit                                                        ( 7,834,600)       (  53,100)      (  19,800)    ( 7,891,300)
                                                                    ----------         --------        --------      ----------
                                                                   (   585,700)       (  51,900)        295,200     (   342,400)
                                                                    ----------         --------        --------
                                                                    $  156,800         $180,200        $295,200      $  632,200
                                                                    ==========         ========        ========      ==========

                               THE MNI GROUP, INC.

                 PRO-FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JULY 31, 1997

                                   (UNAUDITED)

                                                                                                                         Consoli-
                                                                                                                          dated
                                                                                 KOS                             Statement
                                                              The MNI           Indus-                           of Opera-
                                                               Group,           tries          Adjust-             tions
                                                                Inc              Inc            ments           (Pro Forma)
                                                            ----------        --------       ---------          -----------
Sales                                                       $  638,600        $338,200          $  -            $  976,800
                                                            ----------        --------                          ----------
Cost of sales and operating expenses:
  Cost of merchandise sales                                    390,800         235,800             -               626,600
  Selling, general and administrative expenses                 273,000         113,800           4,000             390,800
                                                            ----------        --------        --------          ----------
                                                               663,800         349,600           4,000           1,017,400
                                                            ----------        --------        --------          ----------
Income (loss) from operations                              (    25,200)      (  11,400)      (   4,000)        (    40,600)
                                                            ----------        --------        --------          ----------
Other income (expense):
  Interest expense                                         (    10,200)      (   2,700)            -           (    12,900)
                                                            ----------        --------         --------         ----------
                                                           (    10,200)      (   2,700)            -           (    12,900)
                                                            ----------        --------         --------         ----------
Net income (loss) before provision for income taxes        (    35,400)      (  14,100)      (   4,000)        (    53,500)
Provision for income taxes                                         -                -              -                   -
                                                            ----------        --------        --------          ----------
Net income (loss)                                          ($   35,400)      ($ 14,100)      ($  4,000)        ($   53,500)
                                                            ==========        ========        ========          ==========
Net income (loss) per share                                      ($.01)        ($11.75)            -                 ($.01)
                                                                  ====          ======        ========          ==========
                                                                                              (  1,200)
Weighted average number                                                                        600,000
  of shares                                                                                    -------
  outstanding                                                3,928,643           1,200         598,800           4,528,643
                                                            ==========        ========         =======           =========


                               THE MNI GROUP, INC.

                 PRO-FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                           YEAR ENDED JANUARY 31, 1997

                                   (UNAUDITED)

                                                                                                                       Consoli-
                                                                                                                        dated
                                                                                  KOS                                 Statement
                                                            The MNI              Indus-                               of Opera-
                                                             Group,              tries              Adjust-            tions
                                                              Inc                 Inc                ments           (Pro Forma)
                                                          ----------           ---------          ---------          -----------
Sales                                                     $1,032,900            $877,100           $    -            $1,910,000
                                                          ----------            --------                             ----------
Cost of sales and operating expenses:
  Cost of merchandise sales                                  600,700             567,800                -             1,168,500
  Selling, general and administrative expenses               428,000             320,100              7,900             756,000
                                                          ----------            --------           --------          ----------
                                                           1,028,700             887,900              7,900           1,924,500
                                                          ----------            --------           --------          ----------
Income (loss) from operations                                  4,200           (  10,800)         (   7,900)        (    14,500)
                                                          ----------            --------           --------          ----------
Other income (expense):
  Interest expense                                       (    20,400)          (   6,000)               -           (    26,400)
                                                          ----------            --------           --------          ----------
                                                         (    20,400)          (   6,000)               -           (    26,400)
                                                          ----------            --------           --------          ----------
Net income (loss) before provision for income taxes      (    16,200)          (  16,800)         (   7,900)        (    40,900)
Provision for income taxes                                       -                    -                 -                   -
                                                          ----------             --------          --------           ---------
Net income (loss)                                        ($   16,200)          ($ 16,800)         ($  7,900)        ($   40,900)
                                                          ==========            ========           ========          ==========
Net income (loss) per share                                    $ -               ($14.00)             $ -                 ($.01)
                                                               =====              ======              =====               =====
Weighted average number of                                                                         (  1,200)
  shares                                                                                            600,000
  outstanding                                              3,928,643               1,200            598,800           4,528,643
                                                          ==========            ========            =======           =========

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report or amendment thereto to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 1997                           THE MNI GROUP INC.
                                                   (Registrant)

                                               By: /s/ Arnold Gans
                                                   Arnold Gans
                                                   President